Exhibit 99.1

BioTime CEO Dr. Michael West Presents Product Development Update at World Stem Cell Summit 2012

ALAMEDA, Calif.--(BUSINESS WIRE)--December 4, 2012--BioTime, Inc. (NYSE MKT: BTX), a biotechnology company that develops and markets products in the field of regenerative medicine, announced that Chief Executive Officer Michael D. West, Ph.D. will provide an update today on five products being developed by BioTime and its subsidiaries during a presentation at the World Stem Cell Summit 2012 in West Palm Beach, Florida in the session on “Developing Combination Products: Cells, Genes, and Devices” at 1:30 pm EST. The presentation will be made available on BioTime's website at www.biotimeinc.com.

BioTime’s technology platform utilizes pluripotent stem cells that are capable of differentiating into any of the cell types in the body to produce potentially novel first-in-class regenerative therapies for largely unsolved problems in medicine. Using the Company’s proprietary ACTCellerateTM technology, BioTime has more than 200 novel and scalable cellular components of the human body.

OTX-CP07 Update

Dr. West will present for the first time information relating to 18 novel and diverse progenitor cell lines capable of differentiating into diverse cartilage and bone types, as well as producing cells with markers of tendon, and brain meningeal tissues. The cartilage progenitor formulation designated OTX-CP07 is being developed by BioTime’s subsidiary OrthoCyte Corporation, and is currently beginning the process of animal studies of safety and efficacy for the treatment of intervertebral disc disease. The cartilage, bone, and tendon-producing cell lines may have significant applications in the treatment of orthopedic disorders such as osteoarthritis and low back pain resulting from intervertebral disc disease, while the subset of lines capable of choroid plexus differentiation may have application in the treatment of Alzheimer’s disease.

Renevia™ Update

For many of the wide array of cell-based regenerative therapies being developed around the world, the formulation of the cells with a matrix is desired to increase viable and immobilized engraftment. Renevia™ is designed to be an effective means of transplanting cells in an injectable liquid that can polymerize safely in the body into a tissue construct. Dr. West will report that validation of the analytical methods and manufacturing processes for Renevia™ are substantially complete. Production of one of Renevia’s™ four manufacturing components under Current Good Manufacturing Practice (cGMP) is completed and cGMP production of the remaining three components is scheduled. Clinical trial protocols (three phases) are being drafted and BioTime anticipates that during the first quarter of 2013 a submission of the Renevia™ Phase I safety trial in humans will be made to the appropriate Spanish Ethics Committee for review and approval. In addition, he will report continued progress on establishing quality management systems for compliance with ISO 13485 (required in the EU for medical devices) and that preliminary review and audit (by an external auditor) is currently scheduled for the first quarter of 2013 with the final ISO audit expected during the second quarter.

PanC-Dx™ Update

PanC-Dx™, being developed by BioTime’s subsidiary OncoCyte Corporation, is intended to be a blood-based screening diagnostic for a wide array of solid tumor types. Recent reports of the relative ineffectiveness of mammography in reducing patient death from breast cancer highlight the urgent need for improved tools to accurately detect the disease in its earliest stages. Dr. West will report that OncoCyte has initiated production of monoclonal antibodies to the first seven of its priority cancer markers. In addition, OncoCyte has completed the characterization of over 50 antibodies in order to screen for the subset with greatest specificity for each individual marker. Dynamic testing of the antibodies for use in ELISA and point of care formats are currently underway.

OpRegen® and OpRegen-Plus® Update

Dr. West will describe the current need for retinal pigment epithelial (RPE) cells free of animal products for the treatment of the dry form of age-related macular degeneration (AMD). Dr. West will discuss how such cells could aid in eliminating the need for designating a product as a xenotransplantation therapeutic. Dr. West will describe the ongoing preclinical studies at BioTime’s subsidiary Cell Cure Neurosciences Ltd., which are expected to lead to regulatory filings for the initiation of human clinical trials in 2013.

World Stem Cell Summit 2012 will be the 8th annual event produced by the Genetics Policy Institute (GPI), a non-profit organization. Planned by and for the stem cell and regenerative medicine community, the goal of the Summit is to accelerate the discovery and development of lifesaving cures and therapies. This year, panels will address advancing treatments for specific diseases and conditions including: cancer, diabetes, HIV/AIDS, cardiovascular disease, spinal cord injury, paralysis, multiple sclerosis, ALS, Parkinson's, eye diseases and others.

About BioTime, Inc.

BioTime, headquartered in Alameda, California, is a biotechnology company focused on regenerative medicine and blood plasma volume expanders. Its broad platform of stem cell technologies is enhanced through subsidiaries focused on specific fields of application. BioTime develops and markets research products in the fields of stem cells and regenerative medicine, including a wide array of proprietary PureStem™ cell lines, HyStem® hydrogels, culture media, and differentiation kits. BioTime is developing Renevia™ (formerly known as HyStem®-Rx), a biocompatible, implantable hyaluronan and collagen-based matrix for cell delivery in human clinical applications. BioTime's therapeutic product development strategy is pursued through subsidiaries that focus on specific organ systems and related diseases for which there is a high unmet medical need. BioTime's majority owned subsidiary Cell Cure Neurosciences Ltd. is developing therapeutic products derived from stem cells for the treatment of retinal and neural degenerative diseases. BioTime's subsidiary OrthoCyte Corporation is developing therapeutic applications of stem cells to treat orthopedic diseases and injuries. Another subsidiary, OncoCyte Corporation, focuses on the diagnostic and therapeutic applications of stem cell technology in cancer, including the diagnostic product PanC-Dx™ currently being developed for the detection of cancer in blood samples. ReCyte Therapeutics, Inc. is developing applications of BioTime's proprietary induced pluripotent stem cell technology to reverse the developmental aging of human cells to treat cardiovascular and blood cell diseases. BioTime's subsidiary LifeMap Sciences, Inc. markets GeneCards®, the leading human gene database, and has developed an integrated database suite to complement GeneCards® that will include the LifeMap Discovery™ database of embryonic development, stem cell research and regenerative medicine, and MalaCards, the human disease database. LifeMap is also marketing BioTime research products. BioTime's lead product, Hextend®, is a blood plasma volume expander manufactured and distributed in the U.S. by Hospira, Inc. and in South Korea by CJ CheilJedang Corporation under exclusive licensing agreements. Additional information about BioTime can be found on the web at www.biotimeinc.com.

Forward-Looking Statements

Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for BioTime and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as "will," "believes," "plans," "anticipates," "expects," "estimates") should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the business of BioTime and its subsidiaries, particularly those mentioned in the cautionary statements found in BioTime's Securities and Exchange Commission filings. BioTime disclaims any intent or obligation to update these forward-looking statements.

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CONTACT:
BioTime, Inc.
Peter Garcia
Chief Financial Officer
510-521-3390, ext 367
pgarcia@biotimemail.com
or
Judith Segall
510-521-3390, ext 301
jsegall@biotimemail.com